                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                                  May 1,  through May 31, 1996




A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                  $540,283,379.66
(B) Class A Certificate Ownership Interest of the Trust                                 93.75%
(C) Original Class A Certificate Balance                                      $506,515,668.43
(D) Class A Certificate Rate                                                             6.20%
(E) Original Class B Certificate Balance                                       $33,767,711.23
(F) Class B Certificate Rate                                                             6.20%
(G) Servicing Fee Rate                                                                   1.00%
(H) Original Weighted Average Coupon (WAC)                                               9.60%
(I) Original Weighted Average Remaining Term (WAM)                                      45.41 months
(J) Number of Contracts                                                                46,622
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage
    (ii)   Reserve Fund Initial Deposit                                           $810,425.07
    (iii)  Specified Reserve Fund Balance Percent                                        0.75%
    (iv)   Specified Reserve Fund Balance                                       $4,052,125.35
    (v)    Reserve Fund Floor Percent                                                    1.50%
    (vi)   Reserve Fund Floor Amount                                            $8,104,251.00
    (vii)  Reserve Fund Floor Trigger Amount                                  $162,085,013.90
(L)  Original Letter of Credit Amount                                          $36,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                               $377,200,944.83
(B) Total Portfolio Pool Factor                                                     0.6981539
(C) Class A Certificate Balance                                               $353,625,885.78
(D) Class A Principal Factor                                                        0.6981539
(E) Class B Certificate Balance                                                $23,575,059.05
(F) Reserve Fund Balance                                                       $11,316,028.35
(G) Outstanding Interest Advance                                                 2,034,387.03
(H) Payahead Account Balance                                                     1,245,617.89
(I) Cumulative Net Losses for All Prior Periods                                  2,649,315.81
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                 9.57%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                        37.19 months
(L) Number of Contracts                                                                                               39,726
(M) Letter of Credit Amount                                                    $30,675,131.91

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                       $5,338,155.58
    (ii)  Prepayments in Full                                                   $3,297,958.09
    (iii) Prepayments in Full Due to Repurchases                                        $0.00
(B) Precomputed Contracts Total Collections                                    $10,042,748.44
(C) Simple Interest Contracts
    (i)   Collected Principal                                                   $8,145,279.82
    (ii)  Collected Interest                                                     1,564,053.38
    (iii) Repurchased Receivables Principal                                              0.00
    (iv)  Repurchased Receivables Interest                                               0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                        565,594.26
    (ii) Current Advance Amount                                                   $471,033.28

(E) Interest Advance for Simple Interest - Net (If positive, Additiona                (263.76)

(F) Payahead Account
    (i)  Payments Applied                                                          332,320.77
    (ii) Additional Payaheads                                                      377,421.43
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                 9.56%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                    36.29 months
(I) Remaining Number of Contracts                                                      38,880

(J) Delinquent Contracts                            Contracts                          Amount

    (i)   31-60 Days Delinquent                           740    1.90%             $8,371,405
    (ii)  61-90 Days Delinquent                           100    0.26%              1,120,905
    (iii) Over 90 Days Delinquent                          32    0.08%                428,247


D. INPUTS DERIVED FROM OTHER SOURCES
                                                                                            0
(A) Collection Account Investment Income -- Paid to Servicer                             0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                17,136.58
(C) Aggregate Net Losses for Collection Period                                     295,968.95
(D) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                                                    758,125.49
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             398,166.66
    (iii) Recoveries on Previously Liquidated Contracts                             63,989.88
(E) Number of Vehicles Repossessed During the Collection Period                            71


                                                                                                Page 2
                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                                  May 1,  through May 31, 1996
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii + C(         $16,781,393.49
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(i) +            2,876,127.17
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                       462,156.54
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                               0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                           0.00

(F) Total Collections (A+B+C+D+E)                                              $20,119,677.20
(G) Net Simple Interest Advance Amount  (C(E))                                        (263.76)

(H) Total Available Amount (F+G)                                               $20,119,413.44


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))                 $16,781,393.49
(B) Principal on Repurchased Contracts (I(D))                                            0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                      758,125.49


(D) Total Principal Reduction (A+B+C)                                          $17,539,518.98

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                          $1,827,067.08
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                      16,443,299.04

    (iii) Total Distributable Amount (i+ii)                                    $18,270,366.12

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)*B(E))                            $121,804.47
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                             1,096,219.94

    (iii) Total Distributable Amount (i+ii)                                     $1,218,024.41

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                               $314,334.12
    (ii)  Class A Amount (II(E)iii)                                             18,270,366.12
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                             0.00
    (iv) Class B Amount (II(F)iii)                                               1,218,024.41
    (v) Residual Release to Seller                                                316,688.79

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                            $20,119,413.44

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                         0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(          20,119,413.44


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                             Beginning                          End
                                             of Period                       of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                  $377,200,944.83                 $359,661,425.85
    (ii)  Total Pool Factor                         0.6981539                       0.6656903
    (iii) Class A Certificate Balance         $353,625,885.78                 $337,182,586.74
    (iv)  Class A Principal Factor                  0.6981539                       0.6656903
    (v)   Class B Certificate Balance          $23,575,059.05                  $22,478,839.11

(B) Portfolio Information
    (i)   Weighted Average Coupon (WA                    9.57%                           9.56%
    (ii)  Weighted Average Remaining                    37.19 months                    36.29 months
    (iii) Remaining Number of Contrac                  39,726                          38,880


(C) Outstanding Advance Amount                  $2,034,387.03                   $1,939,562.28

(D) Outstanding Payahead Balance                $1,245,617.89                   $1,290,718.55




                                                                                                 Page 3
IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                      $11,316,028.35

(B) Draw for Class A Distributa(If Positive ((II(E)iii+(G)i)-I(H)))                      0.00
    (i) Contribution from Seller to fund new floor amount per Article                                                           -
(C) Draw for Class B Distributable Amount and Servicing Fee                              0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                               316,688.79
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                        $11,632,717.14

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                   $11,316,028.35

(G) Reserve Fund Release to Seller                                                $316,688.79
        (If Positive (E-F))

(H) Ending Reserve Fund Balance (E-G)                                          $11,316,028.35



V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                     $295,968.95
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)               $758,125.49
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             398,166.66
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)                   63,989.88
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                            2,945,284.76

(D) Delinquent and Repossessed Contracts
                                                    Contracts                          Amount

    (i)   31-60 Days Delinquent                           740    1.90%          $8,371,405.00 2.33%#
    (ii)  61-90 Days Delinquent                           100    0.26%           1,120,905.00 0.31%#
    (iii) Over 90 Days Delinquent                          32    0.08%             428,247.00 0.12%#

    (iv)  Vehicles Repossessed During                      71    0.18%             920,501.26      #
    (v)  Total Accumulated Repossesse                     132    0.33%                                     1,647,274.70

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            1.48%
    (ii)  Preceeding Collection Period                                                   1.46%
    (iii) Current Collection Period                                                      0.96%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            1.30%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            0.70%
    (ii)  Preceeding Collection Period                                                   0.61%
    (iii) Current Collection Period                                                      0.68%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            0.66%

(C) Loss and Delinquency Trigger Indicator                            Trigger Was Hit!!


VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter ofCredit Amount  (A(L))                                    $36,000,000.00
(B) Reset Percentage (# of contracts end of period / Original # of con                  83.39%
(C)  Less Draws                                                                         $0.00
(D)  Balance End of Period  ((VIII(A) * VIII(B) - VIII(C))                     $30,021,878.08


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



               Mr. John Weisickle
               Vice President / Finance